________________________________________________________________________

Member:

American Institute of CPA’s

Texas Society of CPA's

September 10, 2003

Securities and Exchange Commission

450 5th Street N.W.

Washington, DC 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on August 13, 2003, to be filed by our former client, Broadband Wireless, Inc. We agree with the statements made in response to that item insofar as they relate to our Firm.

Very truly yours,

CLYDE BAILEY, P. C.